UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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SUNWORKS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Sunworks, Inc.

1555 N. Freedom Boulevard

Provo, UT 84604

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sunworks, Inc. (the “Company”). The Annual Meeting will be held on Friday, September 22, 2023 at 9:00 a.m. (Mountain Time), via a live webcast, which can be accessed on the internet by visiting www.virtualshareholdermeeting.com/SUNW2023 and recorded from 1555 N. Freedom Boulevard, Provo, UT 84604. Participants cannot attend the Annual Meeting in person.

The principal business of the Annual Meeting will be: (i) to elect four (4) directors to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2023; (iii) to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000; (iv) to approve an amendment to the Sunworks, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 from 2,042,857; and (v) to transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is August 18, 2023. Only stockholders of record at the close of business on that date may vote electronically at the Annual Meeting or any adjournment thereof. We hope you will be able to attend the virtual Annual Meeting. Whether you plan to attend the virtual Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to vote by proxy by following the instructions contained in the Proxy Statement. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

By Order of the Board of Directors

/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer

1555 N. Freedom Boulevard

Provo, UT 84604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, September 22, 2023

To the Stockholders of Sunworks, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sunworks, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”) will be held at 9:00 a.m. (Mountain Time) on Friday, September 22, 2023, or such later date or dates as such Annual Meeting may be adjourned, via a live webcast recorded from 1555 N. Freedom Boulevard, Provo, UT 84604, which can be accessed on the internet by visiting www.virtualshareholdermeeting.com/SUNW2023, for the purpose of considering and taking action on the following proposals:

1.	To elect four (4) directors to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);

2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”);

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000 (“Proposal 3”);

4.	To approve an amendment to the Sunworks, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 from 2,042,857 (“Proposal 4”); and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

These matters are more fully described in the Proxy Statement accompanying this notice.

Our Board of Directors (the “Board”) has fixed the close of business on Friday, August 18, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal offices in Provo, Utah for the 10 days prior to the Annual Meeting for review for any purposes related to the Annual Meeting.

After careful consideration, the Board determined to hold the Annual Meeting virtually, via a live webcast. The Board did not come to this decision lightly. We believe this format is important to protect the health and well-being of our stockholders, employees, directors and communities. While we will miss welcoming our stockholders in person, we have made arrangements to hold an electronic, webcast meeting that will afford stockholders the same rights and access as if the Annual Meeting were held in person, including the ability to vote shares and submit questions electronically during the Annual Meeting. Further, we will have proper precautions in place to address any technical or logistical issues related to accessing the virtual meeting platform To access the Annual Meeting, you will need a 12-digit control number. The control number is provided in the Proxy Materials you received in the mail, on your proxy card, or through your broker or other nominee if you hold your shares in “street name.” Participants cannot attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to vote by proxy by following the instructions contained in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the meeting virtually may vote even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible.

On or about August 31, 2023, we will mail to our stockholders our Proxy Materials.

Provo, UT
Dated: August 28, 2023

By Order of the Board of Directors

/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer

Sunworks, Inc.

1555 N. Freedom Boulevard

Provo, UT 84604

PROXY STATEMENT

FOR 2023 Annual Meeting OF STOCKHOLDERS

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sunworks, Inc., a Delaware corporation (“Sunworks,” the “Company,” “we,” “our,” or “us”) in connection with the 2023 Annual Meeting of Stockholders of the Company to be held on Friday, September 22, 2023, at 9:00 a.m. (Mountain Time) via a live webcast recorded from 1555 N. Freedom Boulevard, Provo, UT 84604, which can be accessed on the internet by visiting www.virtualshareholdermeeting.com/SUNW2023 (the “Annual Meeting”). Participants cannot attend the Annual Meeting in person.

We will mail a printed copy of our proxy materials to each stockholder of record, including this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”), as amended by Form 10-K/A, including financial statements, and a proxy card (the “Proxy Materials”) for the meeting on or about August 31, 2023, to our stockholders of record and beneficial owners as of August 18, 2023, the record date for the Annual Meeting (the “Record Date”).

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the Annual Meeting virtually and vote your shares electronically if you held shares as of the close of business on the Record Date, August 18, 2023. On the Record Date, there were 44,296,711 shares of common stock outstanding and entitled to vote (each entitled to one vote).

Counting Votes

Consistent with state law and our Bylaws, the presence at the Annual Meeting, virtually or by proxy, of at least thirty-three and one third percent (33 1/3%) of the outstanding shares of common stock entitled to vote will constitute a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Annual Meeting virtually will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters being voted on or who have chosen not to vote shares on behalf of their clients with respect to routine matters being voted on.

Pursuant to our Bylaws, a vote of: (i) the plurality of the shares of common stock present virtually or by proxy and entitled to vote will be required to elect four (4) directors to serve until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) or until their successors are duly elected and qualified; (ii) the affirmative vote of a majority of shares of common stock either present virtually or represented by proxy and entitled to vote on the matter will be required to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) the affirmative vote of the majority of the votes cast on the matter will be required to approve an amendment to the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000; and (iv) the affirmative vote of a majority of shares of common stock either present virtually or represented by proxy and entitled to vote on the matter will be required to approve an amendment to the Sunworks, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 from 2,042,857 .. With respect to these votes see “How many votes are needed to approve each Proposal?”

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

Attending the virtual Annual Meeting

If you are a holder of record and plan to attend the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/SUNW2023. To access the Annual Meeting, you will need a 12-digit control number. The control number is provided in the Proxy Materials you received in the mail and on your proxy card. If you are a beneficial owner of common stock held by a bank or broker or other nominee, i.e., in “street name,” please follow the instructions provided to you by that nominee.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting is being solicited by the Board. Stockholders of record may vote by mail, telephone, or via the internet. The toll-free telephone number and internet web site are listed on the proxy. If you vote by telephone or via the internet, you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and then return the proxy card in the enclosed envelope if you have requested a hard copy (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with our Secretary a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the virtual Annual Meeting, withdrawing the proxy and voting electronically at the Annual Meeting.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us. In addition to solicitation by mail, proxies may be solicited by the directors, officers and our regular employees (who will receive no additional compensation therefor) by means of personal interview, telephone or by other means of communication. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, we will reimburse such holders for their charges and expenses.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive these Proxy Materials?

We are providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, or at any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

Whether or not you expect to attend the virtual Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.

Can I access these Proxy Materials on the internet?

Yes. The Proxy Materials are available for viewing, printing, and downloading at www.virtualshareholdermeeting.com/SUNW2023. The 2022 10-K is also available under the Company — Investor Relations — Annual Reports section of our website at ir.sunworksusa.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.virtualshareholdermeeting.com/SUNW2023 at least until the conclusion of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, August 18, 2023, will be entitled to vote electronically at the Annual Meeting. On the Record Date, there were 44,296,711 shares (each entitled to one vote) of common stock outstanding.

Stockholder of Record – Shares Registered in Your Name

If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote electronically at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner – Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What proposals am I voting on?

There are four (4) matters scheduled for a vote at the Annual Meeting: (i) to elect four (4) directors to serve until the 2024 Annual Meeting or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”); (iii) to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000 (“Proposal 3”); and (iv) to approve an amendment to the 2016 Plan to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 from 2,042,857 (“Proposal 4”).

The Board does not intend to bring any other matters before the Annual Meeting and is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the Annual Meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 18, 2023.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if thirty-three and one third percent (33 1/3%) of the outstanding shares of common stock entitled to vote are present at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy, have voted via the internet, have voted via telephone or vote electronically at the Annual Meeting. Notwithstanding the foregoing, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record – Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically at the Annual Meeting, vote by proxy using the proxy card, vote via the internet or by telephone. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy, via the internet or by telephone to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote electronically if you have already voted by proxy, via the internet or by telephone. You may vote as follows:

●	To vote electronically at the Annual Meeting, go to www.virtualshareholdermeeting.com/SUNW2023 to attend the Annual Meeting and follow the instructions provided on the website. Once you have joined the Annual Meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the Annual Meeting by following the instructions available on the meeting website.

●	To vote using the proxy card, simply complete, date and sign the proxy card and return the proxy card promptly in the envelope provided if you have requested a hard copy. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote through the internet, go to www.virtualshareholdermeeting.com/SUNW2023 and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Proxy Materials. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. (Eastern Time) on September 21, 2023. Our internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located in the Proxy Materials.

●	To vote by phone, call 1-800-690-6903, from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Proxy Materials. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. (Eastern Time) on September 21, 2023. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located in the Proxy Materials.

Beneficial Owner – Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials or contact your broker or bank to request a proxy form.

How can I vote my shares?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any of the other proposals.

If you submit your proxy, vote via the internet or by telephone but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

For Proposal 1 and Proposal 3, an abstention will have no effect on the matter being voted. For Proposal 2 and Proposal 4, if you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. See “How many votes are needed to approve each Proposal?”

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” (non-routine) items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” If your broker has discretionary authority to vote, but chooses not to vote on a particular proposal, the shares will also be treated as broker non-votes. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote shares for Proposal 1 or Proposal 4; however, it will have discretionary authority to vote on Proposal 2 and Proposal 3. As a result, if you do not vote your street name shares, your broker has the authority, subject to NYSE guidance, but is not required, to vote on your behalf with respect to Proposal 2 or Proposal 3.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.” Proposal 1 and Proposal 4 are considered “non-routine” matters. Proposal 2 and Proposal 3 are considered “routine” matters.

How many votes are needed to approve each Proposal?

Proposal 1: To elect four (4) directors to serve until the 2024 Annual Meeting or until their successors are duly elected and qualified.

Proposal 1 requires that directors are elected by a plurality of the votes represented by the shares of common stock present virtually or by proxy and entitled to vote. This means that the four (4) director nominees with the most affirmative votes will be elected. You may vote “FOR” all of the nominees, “WITHHOLD” your vote from all of the nominees or “WITHHOLD” your vote from any one of the nominees. Withheld votes, abstentions and broker non-votes will have no effect on the result of the vote on this proposal. This is considered a non-routine matter pursuant to applicable rules. Brokerage firms do not have authority to vote stockholders’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote.

Proposal 2: To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 2 must receive “FOR” votes from the holders of a majority of shares of common stock either present virtually or by proxy and entitled to vote on the matter. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. This is considered a routine matter pursuant to applicable rules. Brokerage firms generally have authority, but are not required, to vote stockholders’ unvoted shares held by the firms in street name for this proposal. If a broker non-vote occurs, it will have the same effect as an “AGAINST” vote.

Proposal 3: To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000.

Proposal 3 must receive “FOR” votes from the majority of the votes cast on Proposal 3. If you “ABSTAIN” from voting, it will have no impact on the vote. This is considered a routine matter pursuant to applicable rules. Brokerage firms generally have authority, but are not required, to vote stockholders’ unvoted shares held by the firms in street name for this proposal. If a broker non-vote occurs, it will have no effect.

Proposal 4: To approve an amendment to the 2016 Plan to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 from 2,042,857.

Proposal 4 must receive “FOR” votes from the holders of a majority of shares of common stock either present virtually or by proxy and entitled to vote on the matter. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. This is considered a non-routine matter pursuant to applicable rules. Brokerage firms do not have authority to vote stockholders’ unvoted shares held by the firms in street name for this proposal. Broker non-votes will have no effect on the result of this proposal.

Can I change my vote after submitting my proxy, voting via the internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date;

●	You may vote again by internet or telephone at a later time (prior to the deadline for internet or telephone voting);

●	You may send a written notice that you are revoking your proxy to: Corporate Secretary, Sunworks, Inc., 1555 N. Freedom Boulevard, Provo, UT 84604; or

●	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote. Your most current internet proxy, telephone proxy or proxy card will be the one that is counted at the Annual Meeting. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four (4) business days after the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card, or vote your shares via the internet or by telephone for each proxy card you received to ensure that all your shares are voted.

Who is paying for this proxy solicitation?

We will pay all of the costs of soliciting these proxies. In addition to mailed Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How may I obtain an additional copy of the Proxy Materials? How may I reduce the number of copies our household receives?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Proxy Materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate Proxy Materials. Upon written or oral request, we will promptly deliver a separate copy of the Proxy Materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Proxy Materials, or if you wish to receive separate copies in the future, please contact: Sunworks, Inc. c/o Corporate Secretary, 1555 N. Freedom Boulevard, Provo, UT 84604.

In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Proxy Materials for your household, please contact us using the contact information set forth above. Stockholders who are beneficial owners of shares held in street name may contact their bank, broker, dealer or other nominee to request information about householding.

When are stockholder proposals due for the 2024 Annual Meeting?

Any appropriate proposal or director nominations submitted by a stockholder and intended to be presented at the 2024 Annual Meeting must be submitted in writing to our Corporate Secretary at 1555 N. Freedom Boulevard, Provo, UT 84604, and received not later than May 3, 2024, to be includable in our proxy statement and related proxy for the 2024 Annual Meeting. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if a stockholder proposal is received after July 17, 2024, it will be considered untimely and our proxyholders will use their discretionary voting authority to vote the shares they represent as the Board may recommend. However, if the date of the 2024 Annual Meeting is changed by more than 30 days from the one-year anniversary of the Annual Meeting then the deadline is a reasonable time before we begin to print and send our proxy materials.

A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you are submitting a proposal for a meeting of stockholders other than a regularly scheduled annual meeting of stockholders, the deadline is a reasonable time before we begin to print and send our proxy materials.

PROPOSAL 1:

ELECTION OF FOUR (4) DIRECTORS TO SERVE UNTIL THE 2024 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

The Board presently consists of four (4) members. On August 15, 2023, the Board approved a reduction of the size of the Board to four (4) members. At the Annual Meeting, four (4) directors are to be elected. Each elected director will serve until the 2024 Annual Meeting or until a successor is elected and qualified. All of the nominees currently serve on the Board.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy, or the Board may reduce its size. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Biographical and certain other information concerning our nominees for election to the Board is set forth below. Except as indicated below, none of our directors is a director of any other reporting company. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

BOARD NOMINEES

Name	Age	Director Since	Position
Gaylon Morris	50	2021	Chief Executive Officer and Director
Stanley Speer	62	2018	Director
Rhone Resch	56	2016	Director
Patrick McCullough	51	2021	Director(1)

(1)	If re-elected, Mr. McCullough will serve as Chairperson of the Board following the Annual Meeting.

Background of Nominees

Gaylon Morris has served as Chief Executive Officer and a director of the Company since January 2021 after two decades leading large-scale engineering and construction companies through transition and growth. Prior to joining the Company, Mr. Morris served as Business Strategist at Rosendin Electric, one of the largest electrical contractors, from September 2019 to March 2020, where he was responsible for identifying, researching, and developing go-to-market strategies to target new market opportunities. Before Rosendin Electric, Mr. Morris was Senior Vice President of Operations for Strategic Growth and Market Development at Cupertino Electric, Inc. (“CEI”), a large, national electrical contractor, since October 2016. At CEI, Mr. Morris was responsible for developing and successfully implementing strategies for CEI’s growth divisions, specifically in Modular Manufacturing, Renewable Energy (photovoltaics and storage), and Utility Electrical (transmission, distribution, and substation). Other previous experience of Mr. Morris includes senior executive roles at NTS Corporation, Methode Electronics and MET Laboratories, along with serving in the United States Navy, where he was a Submarine Service Reactor Plant Operator. Mr. Morris earned a B.S. in Liberal Arts from the University of the State of New York – Regents College.

Mr. Morris is qualified to serve on the Board because of his experience in senior executive roles and his extensive background in business strategy.

Stanley Speer has served as a director of the Company since May 2018. Since May 2020, Mr. Speer is the Chief Financial Officer for Cadiz, Inc., a publicly-held real estate and water resource management company. Additionally, Mr. Speer is the principal of Speer and Associates, LLC since 2012, a consulting firm he founded to provide practical operational, financial and strategic financial solutions to public and private businesses. Previously, Mr. Speer was a Managing Director with Alvarez & Marsal (“A&M”), in Los Angeles specializing in advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Prior to joining A&M, Mr. Speer spent 10 years as Chief Financial Officer for Cadiz, Inc. (“Cadiz”) and its subsidiary Sun World International Inc., a fully-integrated agriculture company. Prior to Cadiz, Mr. Speer was a partner with Coopers & Lybrand (now PricewaterhouseCoopers), where he spent 14 years in the Los Angeles office specializing in business reorganizations and mergers and acquisitions. Mr. Speer earned a B.A. in Business Administration from the University of Southern California.

Mr. Speer is qualified to serve on the Board due to his many years of experience advising public and private companies.

Rhone Resch has served as a director of the Company since November 2016. In 2016, Mr. Resch founded and serves as Chief Executive Officer of the Advanced Energy Advisors, a strategic, impact consulting firm that helps clean energy companies navigate complex political, economic and business environments on tax, trade, energy and infrastructure issues. Mr. Resch is also founder, President and CRO of Solarlytics, Inc., a power electronics company producing advanced solar products. Previously, Mr. Resch served as the President and Chief Executive Officer of Solar Energy Industries Association from 2004 until 2016. From 1998 until 2004, Mr. Resch served as the Senior Vice President of Natural Gas Supply Association, and from 1993 until 1998 he served as the Program Manager of the United States Environmental Protection Agency – Office of Air and Radiation. From 1992 until 1993, Mr. Resch served as a Senior Analyst at Project Performance Corporation. Mr. Resch earned a B.A. in English/Natural Resources from the University of Michigan, a Master of Environmental Science from State University of New York and a Master of Public Administration, Management from the Maxwell School at Syracuse University.

Mr. Resch is qualified to serve on the Board because of his industry expertise and corporate leadership experience.

Patrick McCullough has served as a director of the Company since December 2021 and as Chairperson of the Board since May 2023. Mr. McCullough brings more than 24 years of C-level experience with startup and mature public companies, including Fortune 500 companies, and relevant expertise in retail energy, renewables, oil & gas, industrial equipment, building products and automotive industries. Mr. McCullough currently serves as Chief Executive Officer of the agriculture technology company, Produce Pay Inc., which aims to connect a more sustainable produce industry. Mr. McCullough previously served as Chief Executive Officer, having been promoted from Chief Financial Officer, of Just Energy Group, Inc. (“Just Energy”), a publicly traded energy management solutions provider with revenues of approximately $3 billion (CAD). Just Energy sold residential rooftop solar solutions among other energy management offerings. In this role, Mr. McCullough led the transformation of Just Energy from a commoditized, push marketing business model to a customer-centric, differentiated value selling solutions provider. Previously, Mr. McCullough served as Chief Executive Officer, after being promoted from Chief Financial Officer, of Amonix, Inc. (“Amonix”), the leading designer and manufacturer of concentrated photovoltaic (CPV) solar power systems. Before joining Amonix, Mr. McCullough served as Chief Financial Officer of IMI Severe Service, a $700 million-plus global leader in severe service valve and control solutions serving Fossil Power, Nuclear Power, Oil & Gas and Chemical Processing industries. Previous roles included Division Chief Financial Officer for two different business units of Johns Manville, a Berkshire Hathaway Company, a series of positions of increasing responsibility for Visteon, a Tier 1 automotive systems provider and the Ford Motor Company. Mr. McCullough earned a B.S. in Mechanical Engineering and an M.B.A. from the University of Notre Dame.

Mr. McCullough is qualified to serve on the Board because of his financial expertise and corporate leadership experience.

2022 Director Compensation

For 2022, the Compensation Committee and the Board resolved at a duly called and noticed meeting of the Board, held on March 21, 2021, that the compensation paid to non-employee directors for service on the Board and its committees (the “Board Compensation Program”) would be:

●	each member of the Board to receive a monthly compensation of $6,000;
●	the Chair of the Audit Committee to receive an additional $1,000 per month; and
●	the Chair of the Board to receive an additional $2,000 per month.

Pursuant to the Board Compensation Program, on December 14, 2022, each of Ms. Judith Hall (who resigned effective May 20, 2023) and Messrs. McCullough, Speer and Resch were granted an RSU award, for services to be rendered in 2023, representing the right to receive 42,554 shares of our common stock upon vesting, using a per share price of $2.35 on the grant date. The RSU awards vest in four (4) quarterly installments from the date of grant.

2022 Director Compensation Table

The following table sets forth the 2022 compensation information for our non-employee directors. Mr. Morris received no additional compensation for his service as a director since he was also serving as our Chief Executive Officer. The compensation received by Mr. Morris as our employee is set forth in the Summary Compensation Table set forth in this Proxy Statement.

Director Compensation

Name	Fees earned or cash paid	Stock Awards	Option Awards	All other compensation	Total

Judith Hall, Chairperson (1)	$96,000	$100,002	-	$-	$196,002
Rhone Resch	$72,000	$100,002	-	$-	$172,002
Stanley Speer	$84,000	$100,002	-	$-	$184,002
Patrick McCullough	$78,000	$100,002	-	$-	$178,002

(1)	Judith Hall resigned from the Board effective May 20, 2023.

As of December 31, 2022, there are no other cash compensation arrangements in place for members of the Board acting as such.

Information Regarding the Board and its Committees

Board Independence

The Board presently consists of four (4) members. On August 15, 2023, the Board approved a reduction of the size of the Board to four (4) members to be effective as of the date of the Annual Meeting. Thus, at the Annual Meeting, four (4) directors are to be elected. The Board has determined that each of Messrs. Speer, McCullough and Resch are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and as determined in accordance with Rule 4200(a)(15) of the Nasdaq Rules.

Current Committee Membership

Audit Committee Stanley Speer (Chair) Rhone Resch Patrick McCullough	Compensation Committee Rhone Resch (Chair) Patrick McCullough	Corporate Governance, Nominating & ESG Committee Patrick McCullough (Chair) Stanley Speer

Audit Committee. The Board has a standing Audit Committee, consisting of Stanley Speer (Chair), Rhone Resch and Patrick McCullough as members. The Audit Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Amended and Restated Audit Committee Charter is available on our Investors website (ir.sunworksusa.com) under the “Corporate Governance” tab. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2022.

The Audit Committee’s responsibilities include: (i) the quality and integrity of our financial statements and disclosures; (ii) the independent auditor’s qualifications and independence; (iii) the performance of our internal audit function and independent registered public accounting firm; (iv) the adequacy and effectiveness of our internal controls; (v) our compliance with legal and regulatory requirements; and (vi) the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Board has determined that each member of the Audit Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the Nasdaq Rules.

The Board has determined that Mr. Speer is an “audit committee financial expert” serving on its Audit Committee, and is independent, as the SEC has defined that term in Item 407 of Regulation S-K.

Corporate Governance, Nominating & ESG Committee. The Board has a standing Corporate Governance, Nominating & ESG Committee. The Corporate Governance, Nominating & ESG Committee consists of Patrick McCullough (Chair), and Stanley Speer as members. The Corporate Governance, Nominating & ESG Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for its composition and meetings. The Corporate Governance, Nominating & ESG Committee Charter, as amended, is available on our Investors website (ir.sunworksusa.com) under the “Corporate Governance” tab. The Corporate Governance, Nominating & ESG Committee convened in accordance with its charter during two (2) meeting of the Board during the fiscal year ended December 31, 2022.

The Corporate Governance, Nominating & ESG Committee is established by the Board in order, among other things to: (i) develop and recommend to the Board our Corporate Governance Guidelines and oversee compliance therewith; (ii) assist the Board in effecting Board organization, membership and function including identifying qualified Board nominees; (iii) assist the Board in effecting the organization, membership and function of Board committees including the composition of Board committees and recommending qualified candidates therefor; (iv) evaluate and provide successor planning for the Chief Executive Officer and other executive officers; (v) to develop criteria for Board membership, such as independence, term limits, age limits and ability of former employees to serve on the Board and the evaluation of candidates’ qualifications for nominations to the Board and its committees as, well as removal therefrom, respectively; and (vi) oversee Environmental, Social, and Governance (ESG) and sustainability strategy, initiatives, and policies, and develop and recommend to the Board for approval policies and procedures relating to social responsibility and sustainability activities.

The Board has determined that all the members of the Corporate Governance, Nominating & ESG Committee are “independent” under the current Nasdaq Rules.

The Corporate Governance, Nominating & ESG Committee does not have a formal policy that requires it to consider any director candidates that might be recommended by stockholders but adheres to our Bylaw provisions and SEC rules relating to proposals by stockholders. The Corporate Governance, Nominating & ESG Committee is responsible for identifying and selecting qualified candidates for election to the Board prior to each annual meeting of stockholders. In identifying and evaluating nominees for director, the Corporate Governance, Nominating & ESG Committee considers each candidate’s qualities, experience, background and skills, as well as other factors, such as the individual’s ethics, integrity, values and diversity which the candidate may bring to the Board. We value not only the diversity of experience the professionals we hire bring to the Board, but also the enriched cognitive diversity they bring to our collective approach to problem solving.

The Nasdaq Board Diversity Matrix is set forth below for the current and immediately prior year, as required under the Nasdaq Rules.

Board Diversity Matrix (As of August 28, 2023)
Total Number of Directors: 4
No.
Part I: Gender Identity
Female Director	0
Male Director	4
Non-Binary Director	-
Did Not Disclose Gender	-

Part II: Demographic Background
African American or Black	-
Alaskan Native or Native American	-
Asian	-
Hispanic or Latinx	-
Native Hawaiian or Pacific Islander	-
White	4
Two or More Races or Ethnicities	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Demographic Background Unknown	-

The Company does not currently have a “diverse” member as defined by the Nasdaq Rules as a result of Judith Hall’s resignation effective May 20, 2023, and while identifying and evaluating nominees for directors, the Corporate Governance, Nominating & ESG Committee will continue to consider diversity, among other things. We value not only the diversity of experience the professionals we hire bring to the Board, but also the enriched cognitive diversity they bring to our collective approach to problem solving.

Board Diversity Disclosure Matrix (as of April 18, 2022)
Total Number of Directors: 5
No.
Part I: Gender Identity
Female Director	1
Male Director	4
Non-Binary Director
Did Not Disclose Gender

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Demographic Background Unknown	1

Compensation Committee. The Board has a standing Compensation Committee. The Compensation Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” as defined by the Nasdaq Rules. None of the members of the Compensation Committee during fiscal 2022: (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which an executive officer of us is a director. The current members of the Compensation Committee are Rhone Resch (Chair) and Patrick McCullough. The Compensation Committee has no interlocks with other companies. The Charter of the Compensation Committee is available on our Investors website (ir.sunworksusa.com) under the “Corporate Governance” tab. The Compensation Committee convened in accordance with its charter during four (4) meetings of the Board during the fiscal year ended December 31, 2022.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Committee has overall responsibility for evaluating our compensation and benefit plans, policies and programs and ensuring overall alignment to the corporate compensation philosophy. The Compensation Committee also is responsible for preparing any report on executive compensation required by the rules and regulations of the SEC.

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or Compensation Committee. No interlocking relationship exists between any member of the Board and any member of the compensation committee (or other committee performing equivalent functions) of any other company.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings related to any of the directors, director nominees, or executive officer which require disclosure pursuant to applicable SEC rules.

Director Meeting and Attendance

During 2022, the Board held eight (8) meetings, and also took certain actions by unanimous written consent. No Board member attended fewer than 75% of the total Board meetings or meetings held by all committees on which he or she served during 2022.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees. The text of the Code of Conduct has been posted on our website and can be viewed on our Investors website (ir.sunworksusa.com) under the “Corporate Governance” tab . Any waiver of the provisions of the Code of Conduct for executive officers and directors may be made only by the Audit Committee and, in the case of a waiver for members of the Audit Committee, by the Board. Any such waivers will be promptly disclosed to our stockholders.

Hedging Policy

Our insider trading policy, which applies to all of our directors, officers and employees and any entities they control, prohibits hedging transactions unless a special exception applies.

Corporate Governance and Related Matters

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the selection of the Chairperson of the Board and the Chief Executive Officer. Currently, the roles of Chairperson of the Board (Patrick McCullough) and Chief Executive Officer (Gaylon Morris) are separate and distinct. The Board believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. Since the Chairperson of the Board is independent, the Company does not currently have a lead independent director.

While management is responsible for managing the day-to-day issues faced by the Company, the Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Corporate Governance, Nominating & ESG Committee oversees the Company’s compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner, the Board exercises its risk oversight role.

Communications with the Board

Stockholders and other parties may communicate directly with the Board or any relevant director by addressing communications to:

Sunworks, Inc.
c/o Corporate Secretary
1555 N. Freedom Boulevard Provo, UT 84604

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance of Board members at annual meetings of stockholders. We do expect that each of our directors will attend the Annual Meeting.

All members of the Board attended the 2022 Annual Meeting of Stockholders.

Transactions with Related Persons

Effective May 4, 2023, Commercial Solar Energy, Inc. and the Company entered into a Factoring Agreement (the “Factoring Agreement”) with Produce Pay Inc. (the “Buyer”). Patrick McCullough, a director and Chairperson of the Board of the Company, is the Chief Executive Officer of the Buyer. Under the terms of the Factoring Agreement, the Company may use the Buyer’s on-line software platform to offer for sale, and the Buyer may purchase at 80% of face value, certain accounts receivable of the Company. The Company will receive a rebate back to the Company in a maximum amount of 18.4% of the verified receivable amount if the receivable is collected within 30 days and a lesser rebate amount based on the receivable collection period. The Factoring Agreement provides for a minimum volume commitment of $10,000,000 accounts receivable during the first year of the agreement.

Required Vote

Directors are elected by a plurality of the votes represented by the shares of common stock present virtually or by proxy and entitled to vote. This means that the four (4) director nominees with the most affirmative votes will be elected.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

The Company’s stockholders are being asked to ratify the Board’s appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023. KMJ Corbin & Company LLP has provided services in connection with the audit of our financial statements since June 2020.

The Company’s organizational documents do not require that the stockholders ratify the appointment of KMJ Corbin & Company LLP (“KMJ”) as our independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. We request such ratification, however, as a matter of good corporate practice. The Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the appointment of KMJ as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain KMJ. In the event that the ratification of this selection is not approved by an affirmative vote of a majority of the shares of common stock either present virtually or represented by proxy and entitled to vote on the matter, management will review its future selection of our independent registered public accounting firm.

A representative of KMJ is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that KMJ’s representative will be available to respond to appropriate questions.

Audit Fees

Set forth below are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Auditor	2022	2021
KMJ Corbin & Company LLP	$247,100	$207,400

Audit-Related Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. Primarily related to consent, comfort and SEC comment letter fees.

Auditor	2022	2021
KMJ Corbin & Company LLP	$33,200	$50,600
Liggett & Webb, P.A.	$-	$16,000

Tax Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Auditor	2022	2021
KMJ Corbin & Company LLP	$46,000	$-
Liggett & Webb, P.A.	$-	$15,000

All Other Fees

There were no other fees for the fiscal years ended December 31, 2022 and 2021.

Pre-Approval Policies and Procedures of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit, and tax fees, typically at the beginning of our fiscal year, all audit, audit related and non-audit services, other than de minimis non-audit services, to be provided by an independent registered public accounting firm. These services may include, among others, audit services, audit-related services, tax services and other services and such services are generally subject to a specific budget. During 2022, 100% of all accounting fees incurred were pre-approved by the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the full Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. As part of the Board’s review, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At Audit Committee meetings throughout the year, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, which would not have been known at the beginning of the year.

The Audit Committee has considered the provision of non-audit services provided by our independent registered public accounting firm to be compatible with maintaining their independence. The Audit Committee will continue to approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Percentage of Services Approved by Audit Committee

All services were approved by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock either present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Sunworks, Inc. (the “Company”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the rules of The Nasdaq Stock Market LLC. A copy of the Audit Committee Charter is available on the Company’s Investor website at ir.sunworksusa.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed and discussed with KMJ Corbin & Company LLP, which was responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Auditing Standard No. 1301, “Communication with Audit Committees” of the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with KMJ Corbin & Company LLP its independence from management and the Company, has received from KMJ Corbin & Company LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence,” and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee has met with KMJ Corbin & Company LLP to discuss the overall scope of its services, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. KMJ Corbin & Company LLP, as the Company’s independent registered public accounting firm during fiscal year 2022, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with KMJ Corbin & Company LLP were held with and without management present. Members of the Audit Committee are not employed by the Company, nor does the Audit Committee provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,
AUDIT COMMITTEE
Stanley Speer (Chairperson)
Patrick McCullough
Rhone Resch

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK to 100,000,000 from 50,000,000

On August 15, 2023, the Board unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000.

If this proposal is approved by our stockholders as proposed, the Board would have the sole discretion to approve the filing of the amendment to our Certificate of Incorporation with the designated amount and effect the increase in the number of shares of authorized common stock.

The increase in the number of shares of authorized common stock, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. The exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders.

The primary reason for increasing the number of shares of authorized common stock is to provide us an opportunity to raise funds to execute our business plan and finance our strategic objectives. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes. As of August 15, 2023, we had 44,280,882 shares of common stock outstanding plus the following shares of common stock reserved for issuance: (i) 1,068,283 shares of our common stock issuable upon the vesting of restricted stock units, (ii) 162,436 shares of our common stock issuable upon the exercise of options, and (iii) 19,420 shares of our common stock reserved for future issuance under our 2016 Plan. The foregoing does not include shares of our common stock that may be issuable upon the achievement of certain performance criteria set forth in performance stock units, which performance units may be settled in cash at the discretion of the Company.

The additional authorized shares of common stock would be available for issuance from time to time for corporate purposes including, without limitation, raising additional capital, acquisitions of companies or assets, strategic partnerships or collaborations, sales of securities convertible into or exercisable for our common stock, or restructuring indebtedness. We believe that the availability of the additional authorized shares will provide us with the flexibility to raise the necessary capital to execute our business plan and finance our strategic objectives, and to otherwise take advantage of favorable opportunities as they arise. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. On January 21, 2021, we filed a “shelf” registration statement on Form S-3 with the SEC, which was declared effective on February 3, 2021. On June 1, 2022, we filed a “shelf” registration statement on Form S-3 that was declared effective on August 5, 2022. Under these “shelf” registration statements, we may from time to time offer and sell any combination of common stock, preferred stock, warrants or units in one or more offerings. We desire to have the authorized shares available to provide additional flexibility to use our common stock for business and financial purposes in the future.

In evaluating the increase in the number of shares of authorized common stock, the Board took into consideration a number of negative factors commonly associated with an increase in the number of authorized common stock. These factors include the negative perception of an increase in number of shares of authorized common stock held by some investors and analysts. The Board, however, determined that these potential negative factors were significantly outweighed by the potential benefits, which include encouraging greater interest in our common stock from market participants, enhancing the acceptability and marketability of our common stock, improving our ability to raise additional capital to execute our business plans and finance our strategic objectives and promote greater liquidity for our stockholders.

The form of the proposed amendment to our Certificate of Incorporation to effect the increase in authorized shares is attached as Appendix A to this Proxy Statement.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their direct or indirect ownership of shares of our common stock, restricted stock units or options exercisable for our common stock.

Required Vote

The affirmative vote of the majority of votes cast at the Annual Meeting is required to approve the amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 from 50,000,000.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK to 100,000,000 from 50,000,000.

PROPOSAL 4

AMENDMENT TO THE 2016 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK RESERVED UNDER THE 2016 PLAN TO 5,042,857 FROM 2,042,857

Overview

We are seeking stockholder approval to amend the 2016 Plan to increase the number of shares of the Company’s common stock reserved under the 2016 Plan to 5,042,857 shares. We currently have 2,042,857 shares of common stock authorized for issuance under the 2016 Plan. As of August 15, 2023, (i) 792,718 shares of our common stock have been issued under the 2016 Plan, (ii) 162,436 shares of our common stock are issuable upon the exercise of options issued under the 2016 Plan, and (iii) 1,068,283 shares of our common stock are issuable upon the vesting of restricted stock units. As a result, 19,420 shares of common stock remain available for grants under the 2016 Plan. The foregoing does not include shares of our common stock that may be issuable upon the achievement of certain performance criteria set forth in performance stock units, which performance units may be settled in cash at the discretion of the Company. Our Compensation Committee, which is comprised solely of independent directors, has recommended to the Board that we approve the amendment to the 2016 Plan. The Board approved an amendment to increase the number of shares available for awards made under the 2016 Plan, subject to stockholder approval of this proposal and the proposal to increase the number of shares of authorized common stock (Proposal No. 3) to the extent set forth herein. The Board unanimously recommends that our stockholders vote “FOR” approval of the amendment to the 2016 Plan to increase the number of shares of the Company’s common stock reserved under the 2016 Plan. The following discussion is qualified in its entirety by reference to the 2016 Plan.

Principal Reasons for Requested Share Increase

The approval of this proposal by our stockholders, which would result in the immediate availability of additional shares for issuance under the 2016 Plan, is critical to the furtherance of our compensation programs, and vital to the growth and success of our business. In particular, an increase in the number of shares reserved for issuance under the 2016 Plan is necessary for us to retain our key employees, to continue to motivate and incentivize our employees, and to align the interests of our employees with those of our stockholders.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The 2016 Plan currently only has a limited number of shares of common stock available for issuance. Management believes that the number of shares of common stock currently available for issuance under the 2016 Plan is insufficient to meet its needs to provide for awards to the 2016 Plan participants for the next 12 months and insufficient in order to allow us the ability to compete successfully for talented employees and consultants.

Description of the 2016 Plan (as proposed to be amended)

The material terms of the 2016 Plan, as proposed to be amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2016 Plan. You are encouraged to read the full text of the 2016 Plan, as proposed to be amended, before making a voting decision.

Our officers and directors are eligible to receive grants under the 2016 Plan, and have a substantial direct interest in the approval of this proposal by our stockholders.

The 2016 Plan was adopted by the stockholders on June 29, 2016. The 2016 Plan will terminate on the tenth anniversary of the date of its adoption by the Board, unless earlier terminated by the Board. The maximum number of shares of common stock that may be issued under the 2016 Plan is 5,042,857 (if this proposal is approved). In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2016 Plan and to preserve the value of awards.

Administration. The Compensation Committee administers the 2016 Plan. The term “Administrator” is used in this Proxy Statement to refer to the person (the committee and its delegates) charged with administering the 2016 Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, deferred grants (“deferred stock”), other stock-based awards, or cash awards, and any such award may be a performance-based award. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2016 Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the 2016 Plan are conclusive and bind all parties.

Eligibility. Participation is limited to officers, employees, and directors, as well as consultants who are selected by the Administrator to receive an award (each an “Eligible Person”). The group of persons from which the Administrator will select participants consists of all employees of the Company. Presently there are approximately twenty (20) officers, six hundred and thirty employees (630) and three (3) independent directors.

Stock Options. The Administrator may, from time to time, award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price. Two types of stock options may be granted under the 2016 Plan: incentive stock options (“ISOs”), which are subject to special tax treatment as described below, and nonstatutory options (“NSOs”). Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an ISO cannot be less than the fair market value of the common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined at the discretion of the Administrator; provided, however, that the expiration date of an NSO cannot be more than ten years after the date of the original grant. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.

Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights (“SARs”), under the 2016 Plan. A SAR entitles the holder upon exercise to receive an amount in cash or common stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of common stock above a base amount which may not be less than fair market value on the date of grant.

Stock Awards; Restricted Stock. The 2016 Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends. Other awards under the 2016 Plan may also be settled with restricted stock. The 2016 Plan also provides for deferred stock entitling the recipient to receive shares of common stock in the future on such conditions as the Administrator may specify. We intend that any stock award or award of deferred stock resulting in a deferral of compensation subject to Section 409A of the Code will be structured to the maximum extent possible to meet the applicable tax law requirements of Section 409A of the Code in order to avoid adverse tax consequences to recipients or us.

Performance Awards. The Administrator may also make awards subject to the satisfaction of specified performance criteria. Performance awards may consist of common stock or cash or a combination of the two. The performance criteria used in connection with a particular performance award will be determined by the Administrator. The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance award have been met.

General Provisions Applicable to All Awards. Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the 2016 Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Change in Control. In the event of a Change in Control (as defined in the 2016 Plan), each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2016 Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control.

Amendment. The Administrator may at any time or times amend the 2016 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2016 Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect adversely the participant’s rights under the award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

Summary of U.S. Federal Income Tax Consequences of the 2016 Plan

The following discussion summarizes certain federal income tax consequences of the grant and exercise of stock options under the 2016 Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with stock options or federal tax consequences associated with other awards under the 2016 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income for regular income tax purposes upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise (a “disqualifying disposition”) produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. A corresponding deduction is available to the Company. Any additional gain recognized in the disqualifying disposition is treated as a capital gain for which the Company is not entitled to a deduction. In general, if the disqualifying disposition is an arm’s length sale at less than the fair market value of the shares at time of exercise, the optionee’s ordinary income, and the Company’s corresponding deduction, are limited to the excess, if any, of the amount realized on the sale over the amount paid by the optionee for the stock. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company, and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as a capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. If an ISO is exercised for restricted stock, a timely 83(b) election will have the effect, in general, of fixing the amount taken into account for alternative minimum tax purposes at the excess of the fair market value of the shares at time of exercise over the exercise price. However, for regular income tax purposes the ordinary income and corresponding Company deduction associated with a disqualifying disposition of stock acquired upon exercise of an ISO, where the stock was restricted at time of exercise but vested prior to the disposition, would be determined by reference to the fair market value of the shares on the date of vesting whether or not the optionee made an 83(b) election.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether a participant has received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including the payment consisting of accelerated vesting of awards, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Under Section 162(m) of the Code, remuneration in excess of $1 million may be nondeductible if paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer and three highest-paid officers other than the chief executive officer and chief financial officer, in the year that the compensation is paid), subject to an exception for “performance-based compensation” that may apply if the applicable compensation was payable under a written binding contract in effect on November 2, 2017, such contract is not modified in any material respect thereafter, the covered employee was employed on such date, and certain other requirements are met. The limit also applies to certain individuals who were covered employees in years other than the year that the compensation is paid.

Stock options awarded under the 2016 Plan are intended to comply with or be exempt from the rules of Section 409A of the Code and guidance issued thereunder and will be administered accordingly.

New Plan Benefits

If our stockholders approve this proposal, the additional shares of our common stock that would become reserved for issuance under the 2016 Plan would be immediately available to grant equity awards to eligible plan participants.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock either present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to approve the amendment to the 2016 Plan to increase the total number of shares of our common stock reserved for issuance under the 2016 Plan to 5,042,857 from 2,042,857.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2016 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK RESERVED UNDER THE 2016 PLAN TO 5,042,857 FROM 2,042,857.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Position
Gaylon Morris	50	Chief Executive Officer
Jason Bonfigt	45	Chief Financial Officer
Christopher Monahan	61	Chief Legal Officer

Gaylon Morris, has served as Chief Executive Officer and a director of the Company since January 2021 after two decades leading large-scale engineering and construction companies through transition and growth. Prior to joining the Company, Mr. Morris served as Business Strategist at Rosendin Electric, one of the largest electrical contractors, from September 2019 to March 2020, where he was responsible for identifying, researching, and developing go-to-market strategies to target new market opportunities. Before Rosendin Electric, Mr. Morris was Senior Vice President of Operations for Strategic Growth and Market Development at Cupertino Electric, Inc. (“CEI”), a large, national electrical contractor, since October 2016. At CEI, Mr. Morris was responsible for developing and successfully implementing strategies for CEI’s growth divisions, specifically in Modular Manufacturing, Renewable Energy (photovoltaics and storage), and Utility Electrical (transmission, distribution, and substation). Other previous experience of Mr. Morris includes senior executive roles at NTS Corporation, Methode Electronics and MET Laboratories, along with serving in the United States Navy, where he was a Submarine Service Reactor Plant Operator. Mr. Morris earned a B.S. in Liberal Arts from the University of the State of New York – Regents College.

Jason Bonfigt, age 45, joined the Company in October 2021 as Chief Financial Officer. Prior to joining Sunworks, Jason held a number of financial roles with Broadwind, Inc. (“Broadwind”) Nasdaq: BWEN, a precision manufacturer of structures, equipment and components for the clean tech industry. Mr. Bonfigt was named Corporate Controller and Chief Accounting Officer of Broadwind before becoming Chief Financial Officer and Treasurer. Prior to Broadwind, Mr. Bonfigt held a series of finance positions at Schneider National, Inc., a Wisconsin-based trucking and logistics company. Mr. Bonfigt is a certified public accountant and earned a B.S. in Accounting and Finance from the University of Wisconsin–Green Bay, as well as an M.B.A. in Finance and Economics from the Kellogg School of Management at Northwestern University.

Christopher Monahan, age 61, joined the Company in February 2022 as Chief Legal Officer. Mr. Monahan is a seasoned legal counselor, with deep knowledge and expertise in multiple areas of the law, as well as practical experience in engineering, business, and construction/project management. Mr. Monahan joins Sunworks from Thermal Engineering International (USA) Inc. (TEi), a leading supplier and installer of heat transfer technology to the electric power generation industry, where he served as General Counsel. Previously, he served as Deputy General Counsel at Parsons Corp., a publicly traded provider of technology, engineering, construction, cybersecurity, and technology products and services, where he oversaw the company’s domestic and international contracts, the prosecution and protection of the company’s intellectual property portfolio and managed a team of more than 50 lawyers and contracts managers. Prior to that, he was Chief Legal Counsel, Asia-Pacific, at AECOM/URS, a publicly listed global engineering and construction company, where he was responsible for managing the company’s contracts and legal affairs in the Asia Pacific region, including a 33-person legal team. Prior to going in-house, Mr. Monahan was a partner at the law firm of Morgan Miller & Blair. Mr. Monahan also worked as a civil engineer and in the construction management field before becoming an attorney. Mr. Monahan earned a B.S. degree in Accounting and Business Administration from Pepperdine University, a B.S.in Mechanical Engineering from California State University, Long Beach, a M.Sc. from the University of California, Los Angeles, a J.D. from Loyola Law School, and an LLM in Business Law from the University of Sydney. Mr. Monahan is also a licensed professional civil engineer (California), a licensed attorney (California), and a licensed U.S. patent attorney.\

Mark Trout, age 59, became Group CEO of Solcius, the Company’s wholly owned residential solar business, effective July 10, 2023. Mr. Trout assumed Residential Solar segment responsibilities. Mr. Trout brings more than 35 years of senior commercial, development and operational experience to the Company, including deep sector expertise within the residential solar and advanced technologies industries. He most recently served as President of WeLink Communications, a residential internet service provider. Previously, he served as Chief Technology Officer for both Sunrun and Vivint Solar, where he led the implementation and execution of all IT and Product Technology initiatives, including solar product innovation. Earlier in his career, he served as Chief Transformation Officer at eBay, where he led transformation of the product development, professional services, and SaaS hosting operations for the Enterprise Business Unit. For more than 25 years, he served in a variety of senior level roles at Accenture, culminating in his appointment to Senior Managing Partner and High Technology Industry Group Head at the firm.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Executive Compensation and Related Information describes the material elements of compensation for our Named Executive Officers identified in the Summary Compensation Table, and executive officers that we may hire in the future. As more fully described above, the Compensation Committee is responsible for recommendations relating to compensation of our directors and executive officers.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our Stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

The primary purpose of the compensation and benefits described below is to attract, retain, and motivate highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts, which may be awarded to each Named Executive Officer, are subject to the annual review of the Board. The following is a brief description of the key elements of our planned executive compensation structure.

●	Base salary and benefits are designed to attract and retain employees over time.
●	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.
●	Equity incentive awards, such as RSUs, stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.
●	Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

Use of Peer Group

The Compensation Committee uses a customized peer group for benchmarking purposes. The peer group has been revised and/or updated periodically, following recommendations from the Compensation Committee’s independent compensation consultant. The Compensation Committee considered the appropriate peer group in 2021 based on criteria that included industry classification, annual revenue, and market capitalization. Following this review, the Compensation Committee approved the following peer group for 2022 executive compensation benchmarking purposes:

American Superconductor Corporation	LSI Industries, Inc.
Argan, Inc.	Montauk Renewables, Inc.
Bowman Consulting Group, Ltd.	Orbital Infrastructure Group, Inc.
FuelCell Energy, Inc.	Orion Energy Systems, Inc.
iSun, Inc.	Sunnova Energy International, Inc.

The Elements of Sunworks’ Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The Board reviews the base salaries of our executive officers considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by The Board in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the year ended December 31, 2022, the Board approved all executive officer base salary decisions.

The Board determines base salaries for the executive officers annually, and the Board, upon recommendation of the Compensation Committee proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions. We adopted a 401(k) Plan in 2016 and base salary is the only element of compensation that is used in determining the amount of contributions permitted under the 401(k) Plan.

Annual Incentive Compensation Awards

We have in prior years paid discretionary bonuses to our executive officers as approved by our Compensation Committee. Discretionary bonuses for 2022 were earned by Mr. Morris, Mr. Bonfigt, and Mr. Monahan based on the officer’s performance and contribution during the fiscal year, notably given the successful integration of Solcius.

In 2022, the Compensation Committee developed a short-term incentive compensation through our annual cash bonus program, the Executive Short-Term Incentive Program (the “STIP”) for executive officers of the Company. The STIP is designed to reward our executive officers for achieving pre-established performance goals. The Compensation Committee administers the STIP, including setting annual incentive goals for performance against both financial targets and key business objectives, and then assessing actual performance against those targets at the end of the incentive period. Under the STIP, each executive officer has an annual target bonus opportunity equal to a fixed percentage of base salary, which takes into account peer group market data and the unique skills and contributions of each individual. The STIP target percentage ranges from a minimum of 30% of base salary for certain executive officers, up to 75% of base salary in the case of Mr. Morris. Actual STIP payouts may range from 0% to 200% of target depending on the level of performance achieved during the year. All payments under the STIP are subject to the discretion of the Compensation Committee.

Long-Term Incentive Awards

We provide our executive officers with long-term incentive compensation through our Executive Long-Term Incentive Program (the “LTIP”), which is administered under the 2016 Plan. The LTIP is designed as a long-term incentive vehicle to retain key executive officers, promote higher levels of Company stock ownership by executive officers, and encourage long-term planning by the senior leadership team. The LTIP is intended to deliver market competitive long-term incentive opportunities that encourage the behaviors and long-term perspective necessary for creating stockholder value. The Compensation Committee administers the LTIP, including setting long-term incentive goals based upon corporate performance and determining the threshold, target and maximum payout levels for each plan year. Under the LTIP, each executive officer has a target bonus opportunity based on peer group market data and the unique skills and contributions of each individual.

2021 LTIP Awards

In 2021, Mr. Morris received an LTIP award that is structured 100% in performance based restricted stock units (RSUs) that are tied to the company generating positive EBITDA in 2024. The remaining executive officer LTIP awards were structured as a blend of time-based RSUs and performance-based RSUs with a three-year performance period. The value of each individual award was tied to a targeted percentage of the executive’s base salary, with 50% of the total value denominated in time-based RSUs and 50% of the total value denominated in performance-based RSUs. The structure and targets for the performance-based portion of the LTIP awards were focused on the desire to grow revenue and improve cash flow. Consequently, the targets for the 2021 award were linked to revenue and cash flow improvement in the 2024 calendar year. The following table summarizes the awards granted in 2021 to the NEOs under the LTIP, as approved by the Compensation Committee at its December 2021 meeting:

Name	Time Based Shares	Performance Based Shares

Gaylon Morris	-	284,900

Jason Bonfigt	28,329	28,329

Benefits and Prerequisites

We have limited benefits and perquisites for our employees other than health insurance, 401(k) and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws. We may confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

Summary Compensation Table

The following table sets forth the total compensation paid in all forms to the Named Executive Officers of the Company and includes our principal executive officer, our principal operating officer and our principal financial officer during the periods indicated:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Gaylon Morris (3)	2022	$398,077	$200,000	$-		-	-	$14,561	$612,638
Chief Executive Officer	2021	$336,539	$262,500	$1,669,500		-	-	$5,139	$2,273,677

Jason Bonfigt (4)	2022	$320,000	$100,000	$-	$-	-	-	$14,048	$434,048
Chief Financial Officer	2021	$68,923	$-	$695,944	$-	-	-	$1,783	$765,605

Christopher Monahan (5)	2022	$250,962	$50,000	$89,590	$-	-	-	$7,585	$398,136
Chief Legal Officer

(1)	The amounts shown reflect the grant date fair value of time-based restricted stock awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718.

(2)	The amounts shown reflect the grant date fair value of option stock awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718 during the Company’s transition to our new Chief Executive Officer.

(3)	Gaylon Morris was appointed Chief Executive Officer in January 2021.

(4)	Jason Bonfigt was appointed Chief Financial Officer in October 2021.

(5)	Christopher Monahan was appointed Chief Legal Officer in February 2022.

Details Behind “All Other Compensation” Column

The following table sets forth details concerning the information in the “All Other Compensation” column in the above Summary Compensation Table.

Name	Year	Registrant Contribution to Defined Contributions Plans (1)	Mobile Phone Stipend	Total

Gaylon Morris	2022	$14,561	$-	$14,561
Chief Executive Officer	2021	$5,139	$-	$5,139

Jason Bonfigt	2022	$12,848	$1,200	$14,048
Chief Financial Officer	2021	$1,483	$300	$1,783

Christopher Monahan Chief Legal Officer	2022	$7,585	$-	$7,585

(1)	Represents the value of the 401(k) plan matching contributions made by the Company for each year.

Outstanding Equity Awards at Year End 2022

The following table sets forth information with respect to unvested restricted stock units and stock options, stock that has not vested, and equity incentive plan awards held by our executive officers outstanding as of December 31, 2022.

		Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards			Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have not Vested		Market Value of Shares of Stock that Have not Vested (1)	Number of Shares Unearned or Units of Stock that Have not Vested (4)	Market Value of Unearned Shares (1)
Gaylon Morris	1/11/2021	-	-	-	-	75,834	(2)	$119,818	-	-
	12/20/2021	-	-	-	-	-		$-	284,900	$450,142

Jason Bonfigt	10/5/2021	-	-	-	-	63,879	(2)	$100,929	-	$-
	12/20/2021	-	-	-	-	18,886	(3)	$29,840	28,329	$44,760

Christopher Monahan	4/1/2022	-	-	$-	-	45,709	(3)	$72,220	45,709	$72,220

(1)	The market value of shares or units of stock that have not vested reflect a stock price of $1.58, the closing price of our common stock on December 30, 2022, the final day of trading of 2022.

(2)	These RSUs vest one-third on the one-year anniversary of the grant with the balance vested and issued in 24 monthly installments thereafter.

(3)	These RSUs vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(4)	2021 LTIP performance-based RSUs vest in three (3) years provided the performance metrics are achieved.

Employment Agreements and Severance Agreements with Executive Officers

We are party to employment and severance agreements with our Chief Executive Officer, Gaylon Morris, and our Chief Financial Officer, Jason Bonfigt. Each agreement provides for certain severance benefits from the Company to the executive in the event that such executive’s employment is terminated:

●	By us without “cause” (other than due to death or disability) in the absence of a “change in control” of the company (as such terms are defined in the employment agreement); or
●	By us without “cause” (other than due to death or disability) due to a “change in control.”

These benefits consist primarily of the continuation of the executive’s salary and employment benefits for a specified period of time following employment termination. These periods are as follows: Mr. Morris is entitled to a severance payment equal to his monthly base salary at the time of separation multiplied by twelve (12). Mr. Bonfigt is entitled to a severance payment equal to his monthly base salary at the time of separation multiplied by the number of months of employment, not to exceed twelve (12) months’ salary.

The restricted stock awards that we grant to our executive officers provide for full acceleration of vesting upon a change in control of our Company.

The following table describes the value to the Named Executive Officers pursuant to the acceleration of vesting provisions in his restricted stock awards, assuming that a change in control of our company occurred on December 31, 2022. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination.

Name	Salary Continuation Payment	Accelerated RSU Vesting

Gaylon Morris	$500,000	$569,960	(1)

Jason Bonfigt	$370,000	$175,529	(2)

Christopher Monahan	$-	$144,440	(3)

(1)	Assumes 75,834 shares of restricted stock awards and 284,900 shares of performance-based awards vest at $1.58 per share, the closing price of the Company’s stock as of December 30, 2022.

(2)	Assumes 82,765 shares of restricted stock awards and 28,329 shares of performance-based awards vest at $1.58 per share, the closing price of the Company’s stock as of December 30, 2022.

(3)	Assumes 45,709 shares of restricted stock awards and 45,709 shares of performance-based awards vest at $1.58 per share, the closing price of the Company’s stock as of December 30, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based upon 40,980,882 shares of common stock outstanding as of June 30, 2023, and sets forth, based on the public filings of such individuals and entities and our knowledge of securities issued by us to them, certain information concerning the ownership of voting securities of: (i) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities, if any; (ii) each director, director nominee, and named executive officer; and (iii) all of our current directors and executive officers as a group.

Shares of common stock subject to options or restricted stock units currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2023 are deemed outstanding for computing the percentage of outstanding shares beneficially owned by the person holding such option or restricted stock units but are not deemed outstanding for computing the percentage of outstanding shares beneficially owned by any other person.

VOTING COMMON STOCK

	Number of Shares Beneficially	Percentage of Outstanding Shares Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)
Greater than 5% Stockholders
None

Directors and Named Executive Officers(3)
Gaylon Morris(4)	189,997	0.5%
Jason Bonfigt(5)	58,417	0.1%
Judith Hall(6)	67,020	0.2%
Christopher Monahan	7,591	0.0%
Rhone Resch	62,740	0.1%
Stanley Speer	62,740	0.2%
Patrick McCullough	61,127	0.2%

All executive officers and directors as a group (7 persons)	509,632	1.2%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2) Percentage based on 40,980,882 shares of common stock outstanding as of June 30, 2023.

(3) The address for our officers and directors is c/o of the Company, 1555 N. Freedom Boulevard, Provo, UT 84604.

(4) Includes (a) 179,526 shares of common stock, and (b) 10,471 Restricted Stock Units (“RSU”) shares to be vested and issued within 60 days of June 30, 2023.

(5) Includes (a) 52,611 of shares common stock, and (b) 5,806 RSU shares to be vested and issued within 60 days of June 30, 2023.

(6) Judith Hall resigned from the Board effective May 20, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects information for equity compensation plans and arrangements for any and all directors, officers, employees and/or consultants through December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities included in column (a)
Equity compensation plans approved by security holders	1,211,578	$4.96	217,138
Equity compensation plans not approved by security holders	-	-	-
Total	1,211,578	$4.96	217,138

In March 2016, the Board adopted the 2016 Plan and in June 2016, the stockholders adopted the same. The maximum number of shares of common stock that may be issued under the 2016 Plan is 2,042,857. The 2016 Plan is currently administered by the Company’s Compensation Committee. The 2016 Plan authorizes grants of stock options, stock appreciation rights and restricted stock awards to officers, employees, directors of the Company as well as consultants who are selected by the Compensation Committee to receive an award. No option shall be exercisable more than 10 years after the date of grant. No option granted under the 2016 Plan is transferable by the individual or entity to whom it was granted otherwise than by will or laws of descent and distribution, and, during the lifetime of such individual, is not exercisable by any other person, but only by the recipient.

Pay versus Performance

The table below sets forth information about the relationship between the compensation actually paid to our executive officers and certain performance metrics of the Company. For further information regarding executive compensation considerations and decisions for our Named Executive Officers, refer to the Summary Compensation Table set forth in this Proxy Statement.

Year	Summary Compensation Table Total for PEO(1) (Charles F. Cargile)	Summary Compensation Table Total for PEO(1) (Gaylon Morris)	Compensation Actually Paid to PEO(1)(3) (Charles F. Cargile)	Compensation Actually Paid to PEO(1)(3) (Gaylon Morris)	Average Summary Compensation table total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income (loss) ($ in thousands)(5)
2022	$-	$612,638	$-	$436,236	$416,092	$335,539	$61.33	$(28,211)
2021	$109,275	$2,273,677	$109,275	$1,248,877	$907,314	$463,304	$30.86	$(26,625)

(1)	The “PEO” for each applicable year is as follows:

(a)	2022: Gaylon Morris.
(b)	2021: Charles F. Cargile and Gaylon Morris. Mr. Cargile served as principal executive officer until the appointment of Ms. Gaylon on January 11, 2021.

(2)	The “Non-PEO NEOs” for each applicable year are as follows:

(a)	2022: Jason Bonfigt and Christopher Monahan.
(b)	2021: Jason Bonfigt and Jason Knapp.

(3)	The dollar amounts reflected in this column represent the “compensation actually paid” to each respective PEO, computed in accordance with Item 402(v) of Regulation S-K. The following table reflects the adjustments made to determine the “compensation actually paid” (all amounts are averages for the Non-PEO NEOs):

Year	Executive(s)	Summary Compensation Table Total	Deduct Stock Awards Granted in Year	Deduct Option Awards Granted in Year	Add Year-end Value of Unvested Equity Awards Granted In Year	Change in Value of Unvested Equity Awards Granted in Prior Years	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year	Compensation Actually Paid
2022	PEO	$612,638	$-	$-	$-	$(61,659)	$(10,210)	$335,539
	Non-PEO NEOs	$416,092	$44,795	$-	$36,110	$(112,993)	$(63,409)	$436,236
2021	PEO (Charles F. Cargile)	$109,275	$-	$-	$-	$-	$-	$109,275
	PEO (Gaylon Morris)	$2,273,677	$1,669,500	$-	$644,700	$-	$-	$1,248,877
	Non-PEO NEOs	$907,314	$541,722	$206,000	$303,712	$-	$-	$463,304

(4)	Total Shareholder Return (“TSR”), is determined based on the value of an initial fixed investment of $100 on December 31, 2020.

(5)	Net Income as reported in our 2022 10-K.

Relationship Between Compensation Actually Paid and Company TSR

Relationship Between Compensation Actually Paid and Net Income

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote electronically, if you wish. Otherwise, your proxy will be voted for you.

By Order of the Board of Directors

/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer

sunworks® Solar Power

SUNWORKS, INC.
1555 N. FREEDOM BLVD.
PROVO, UT 84604

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on **Thursday, September 21, 2023**, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SUNW2023**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions provided during the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on **Thursday, September 21, 2023**, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit this proxy card by mail, it must be received no later than 11:59 p.m. Eastern Time on **Thursday, September 21, 2023.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22916-P98506 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNWORKS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the following individuals to serve as directors until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gaylon Morris
02) Rhone Resch
03) Stanley Speer
04) Patrick McCullough

The Board of Directors recommends you vote FOR the following proposals:

Note: Sunworks will transact no other business at the Sunworks virtual meeting, except such business as may properly be brought before the Sunworks virtual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Sunworks Virtual Meeting:
The Notice, Joint Proxy Statement/Prospectus, 10-K, and Proxy Card are available at www.proxyvote.com.

V22917-P98506

**THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
OF SUNWORKS, INC.
VIRTUAL MEETING OF SHAREHOLDERS
FRIDAY, SEPTEMBER 22, 2023 AT 9:00 A.M. MOUNTAIN TIME**

The undersigned shareholder(s) hereby appoint(s) Gaylon Morris and Jason Bonfigt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of Sunworks that the shareholder(s) is/are entitled to vote at the Sunworks virtual meeting to be held exclusively online via live webcast on **Friday, September 22, 2023 at 9:00 a.m. Mountain Time**, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted as recommended by the Sunworks board of directors. If any other business is presented at the Sunworks virtual meeting, this proxy will be voted by the above named proxies at the direction of the Sunworks board of directors. This proxy revokes any prior proxy given by the undersigned.

Continued and to be signed on reverse side

Appendix A

DRAFT

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SUNWORKS INC.,

a Delaware corporation

Sunworks Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

FIRST: The name of the corporation is Sunworks, Inc. (the “Corporation”)

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”).

THIRD: Upon the effectiveness of this Certificate of Amendment, Section A of Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

“A. CAPITALIZATION. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is (a) One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share (“Common Stock”), and (b) Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).”

FOURTH: This Certificate of Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this ____ day of _____________, 2023.

Sunworks, Inc.

By:	/s/ [NAME/
[NAME]
[TITLE]